Exhibit 99.1

PHOENIX ENERGY ONE, LLC

Phoenix Access NotesTM

SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

Phoenix Energy One, LLC (“we,” “our,” “us,” or the “Company”) is offering on a continuous basis up to $500,000,000 in aggregate principal amount of its Senior Subordinated Junior Lien Notes (the “Notes”) pursuant to a Registration Statement on Form S-1 (File No. 333-[ • ]), including the related prospectus, dated as of [ • ], 2026 (as it may be amended and supplemented from time to time, the “Prospectus”). A copy of the Prospectus can be obtained from our filings with the U.S. Securities and Exchange Commission (the “SEC”) via the EDGAR system at [ • ]. Capitalized terms used but not defined herein will have the meanings assigned to them in the Prospectus.

The Notes will be sold in registered form in minimum denominations of $1,000. The initial minimum investment amount per holder will be $1,000 (the “Minimum Purchase Amount”). From time to time, we may, however, accept investments of less than the Minimum Purchase Amount or increase or decrease the Minimum Purchase Amount. There is no aggregate minimum purchase amount of Notes we are seeking to offer. We have the right to reject any investment, in whole or in part, for any reason.

The following table summarizes the maturities, interest payment methods, and interest rates of the Notes we are offering:

Maturity	Interest Payment Method	Interest Rate
2 Years	Cash Interest	7.50%
2 Years	Compound Interest	7.50%
3 Years	Cash Interest	8.00%
3 Years	Compound Interest	8.00%
5 Years	Cash Interest	9.00%
5 Years	Compound Interest	9.00%
7 Years	Cash Interest	10.00%
7 Years	Compound Interest	10.00%
11 Years	Cash Interest	11.00%
11 Years	Compound Interest	11.00%

In order to invest in Notes, you will be required to complete and execute a subscription agreement substantially in the form attached to these instructions (the “Subscription Agreement”). Upon review of the information that you provide in the Subscription Agreement, we will determine, in our sole discretion, whether to issue any Notes to you or whether you meet the criteria for investing in the Notes. If we determine that you are eligible to participate in the offering and to issue you Notes, then we will notify you of our acceptance of the Subscription Agreement and your related subscription payment as described in the Prospectus under “Plan of Distribution-Offering Process.” If we do not accept any or all of your subscription request, we will notify you and return the relevant portion of your subscription payment as described in the Prospectus under “Plan of Distribution-Offering Process.” We caution you that the Notes may not be a suitable investment for you even if you do qualify to purchase Notes.

Once the Subscription Agreement and related subscription payment have been submitted to and accepted by us, you will not have the right to request the return of your subscription payment. We intend to hold closings on a weekly basis assuming there are funds to close. On each closing date, offering proceeds for that closing will be disbursed to us, and Notes will be issued to investors participating in that closing in registered form on the books and records of the Company. If we are dissolved or liquidated after the acceptance by us of the Subscription Agreement and your related subscription payment and prior to the next closing date, your subscription payment will be returned to you. We will notify you of the occurrence of the closing and related matters as described in the Prospectus under “Plan of Distribution-Offering Process.”

Subscription Agreement Instructions to Subscribers

1)	Section 1: Indicate investment amount for the Notes.

2)	Section 2: Select interest payment type.

3)	Section 3: Select maturity and related interest rate.

4)	Section 4: Indicate your method of payment. Please reference the table titled “Funding Options” below.

5)	Section 5: Indicate type of ownership.

6)	Section 6: Fill in all names, addresses, dates of birth, and Social Security or Tax ID numbers for all investors/trustees.

7)	Section 7: Select payment option.

8)	Section 8: Consent to the delivery of documents.

9)	Section 9: Certify your Tax Identification Number (Social Security Number) Pursuant to Form W-9

10)

Section 10: Read each of the acknowledgements and representations. Your signature in Section 12 indicates that you have read Section 8-Section 10, in their entirety, and that the Company may rely on your affirmation that you understand and meet the acknowledgements and representations contained therein.

11) Section 11: Miscellaneous Provisions.

12) Section 12: Execute the Subscription Agreement.

Non-Custodial Ownership

•	Accounts with more than one owner must have ALL PARTIES SIGN in Section 12.

•	Be sure to attach copies of all requested documents for Pension Plans, Trusts, or Corporate Partnerships required in Section 5.

Custodial Ownership

•	For new IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to the Subscription Agreement and forward to the custodian for processing.

•	For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN.

•	Have all documents signed by the appropriate officers as indicated in the applicable corporate resolution (which are also to be included).

Funding Options

Options Number	Funding Source	Funding Instructions
Method 1	Check	MAIL TO: Phoenix Energy One, LLC Attn: Investor Relations 18575 Jamboree Rd, Suite 830 Irvine, CA 92612
Method 2	ACH *Preferred Method*	Complete Information on Page 5
Method 3	Wire	Amarillo National Bank ABA No.: Acct No.: Acct Name: Phoenix Energy One, LLC Ref: [Investor Name] Address: 18575 Jamboree Rd, Suite 830, Irvine, California 92612

Phone: (303) 376-9778 | For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

(REMAINDER OF PAGE LEFT BLANK - SUBSCRIPTION AGREEMENT FOLLOWS)

SUBSCRIPTION AGREEMENT

Issued by:

PHOENIX ENERGY ONE, LLC

1. Investment Amount (Select only one.)

☐ Initial Investment (minimum initial investment of $1,000 up to any multiple of $1,000)

☐ Additional Investments (minimum of $1,000 up to any multiple of $1,000)

Note Subscription Amount: $	# of Notes:

2. Interest Payment Method (Select only one.)

☐ Cash Interest Note

☐ Compound Interest Note

3. Maturity and Interest Rate of Notes (Select only one.)

☐ 2 Years (Interest rate of 7.50%)

☐ 3 Years (Interest rate of 8.00%)

☐ 5 Years (Interest rate of 9.00%)

☐ 7 Years (Interest rate of 10.00%)

☐ 11 Years (Interest rate of 11.00%)

If you are making your investment through a broker-dealer or registered investment advisor, please provide the following information related to such broker-dealer or registered investment advisor:

Name of Firm:	_	CRD/Branch Number:	_

Name of Individual:	_	Phone #:	_

Email:	_

4. Investment Funding Instructions

☐ By Check - Checks should be made payable to “Phoenix Energy One, LLC”. Submit your check with your signed Subscription Agreement.

☐ By ACH (preferred method) - Complete your banking information below.

By checking this box, I authorize the Company to pull the investment amount listed above on this Subscription Agreement from the account indicated below:

Name of Financial Institution:	Your Bank’s ABA Routing #:

Your Account #:	Name on Account or FBO:

Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings

Please attach a pre-printed, voided check or account statement.

The withdrawal services above cannot be established without a pre-printed, voided check or account statement. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.

☐ By Wire Transfer - Forward this Subscription Agreement to the address listed above. Wiring instructions are as set forth on in the instructions to this Subscription Agreement.

☐ Custodial Accounts - Forward this Subscription Agreement directly to the custodian

5. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐ Individual - One signature required.

☐ Joint Tenants with Rights of Survivorship - All parties must sign.

☐ Community Property - All parties must sign.

☐ Tenants in Common - All parties must sign.

☐ Uniform Gift to Minors Act - State of Custodian signature required.

☐ Uniform Transfer to Minors Act - State of Custodian signature required.

☐ Qualified Pension or Profit Sharing Plan - Include plan documents.

☐ Trust - Include title, signature and “Powers of the Trustees” pages.

☐ Corporation - Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐ Partnership - Include partnership agreement. Authorized signature(s) required.

☐ Limited Liability Company - Include operating agreement. Authorized signature(s) required.

☐ Other (Specify) - Include title and signature pages.

☐ Traditional IRA - Owner and custodian signatures required.

☐ Roth IRA - Owner and custodian signatures required.

☐ Simplified Employee Pension/Trust (SEP) - Owner and custodian signatures required.

☐ KEOGH - Owner and custodian signatures required.

☐ Other - Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:

Mailing Address:

City, State, Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

6. Investor Information* (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom Notes are to be registered.)

First, Middle, Last Name:	Social Security #:

Street Address:	City, State, Zip Code:

Daytime Phone #:	Date of Birth:

Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

Joint Owner: (If applicable)

First, Middle, Last Name:	Social Security #:

Street Address:	City, State, Zip Code:

Daytime Phone #:	Date of Birth:

Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

Trust: (Exactly as registered with the IRS)

Name of Trust:	Tax ID #: Date of Trust:

Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:

Beneficial Owner(s) Street Address:	City, State, Zip Code:

Social Security #:	Date of Birth:

Occupation:	E-mail Address:

Corporation/Partnership/Other: (Exactly as registered with the IRS)

Name of Entity:	Tax ID #: Date of Entity Formation:

Name(s) of Officer(s), General Partner or Authorized:	Additional Name of Authorized Person (if any):

Legal Street Address:	City, State, Zip Code:

*	If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

7. Distribution Options for Non-Qualified Accounts (Select only one.)

I (we) hereby subscribe for the Note(s) of Phoenix Energy One, LLC and elect the distribution option indicated below (choose one of the three options):

☐	I have chosen a compounding interest note offering. I understand that interest will be compounded monthly and will be paid upon maturity of the note.

☐	I choose to have payments of interest and principal mailed to me at the address listed in Section 6.

☐	I choose to have payments of interest deposited in a checking, savings or brokerage account.

I authorize the Company or its agent to deposit my payment to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:

Your Account #:	Name on Account or FBO:

Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check or account statement. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of individual / Trustee/ Beneficial Owner	Date

Printed Name

Signature of individual / Trustee/ Beneficial Owner	Date

Printer Name

8. Delivery of Documents

You hereby acknowledge that we will not be obligated to deliver directly to you, as a holder of Notes, any quarterly reports, annual reports, or any other reports, information, or documents we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Such reports, information, and documents filed with the SEC via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee and the Collateral Agent at the time of such filing via EDGAR (or any successor system). We will not be required to notify you of any such filing. You should read all reports, information, and documents we file from time to time with the SEC.

In lieu of receiving documents, notices, or other information by mail, including as required under the Indenture and the Notes, I authorize the Company to send me such documents, notices, or information electronically, including via email, and to notify me via email when such documents, notices, or information are available. Any investor who elects this option must provide an email address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

(a)

I acknowledge that access to the Internet, email, and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification email will contain the document or provide a web address (or hyperlink) where the document can be found. If the attachment is not contained in the email itself, by entering this address into my web browser, I can view, download, and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)

I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (“PDF”). The Adobe Reader software is required to view documents in PDF. The reader software is available free of charge from Adobe’s website at www.adobe.com. The Adobe Reader software must be correctly installed on my system before I will be able to view documents in PDF. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to Noteholder communications.

(c)	I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by contacting the Company.

(d)

I understand that if the email notification is returned to the Company as “undeliverable,” a letter will be mailed to me with instructions on how to update my email address to begin receiving communications via electronic delivery. I further understand that, if the Company is unable to obtain a valid email address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e)	I understand that my consent may be updated, including any updates in email address to which documents are delivered, at any time by contacting the Company.

E-mail Address:

9. Taxpayer Identification Number Certification (Form W-9)

Under penalties of perjury, I certify that:

(a)	the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(b)

I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

(c)	I am a U.S. citizen or other U.S. person; and

(d)	the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is (are) correct.

10. Investor Acknowledgements and Representations

(a)

I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and, to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.

(b)

I agree that my rights and responsibilities relative to my ownership of the Notes will be governed by the terms of (1) the Indenture, (2) the Intercreditor Agreement, (3) the Collateral Trust Agreement, (4) any security documentation executed in connection with the Notes, and (5) the Notes issued to me. To the extent any provision of this Subscription Agreement conflicts with the terms of the Indenture, the Intercreditor Agreement, the Collateral Trust Agreement, any security documentation, or the Notes, the terms of the Indenture, the Intercreditor Agreement, any security documentation, or the Notes, as applicable, shall apply.

(c)

I have received, read, and fully understand the Prospectus, including the section titled “Plan of Distribution-Financial Suitability Requirements.” I am basing my decision to invest solely on the information contained in the Prospectus. I have relied only on the information contained in the Prospectus and have not relied on any representations made by any other person.

(d)

If I am purchasing $25,000 or more in aggregate principal amount of Notes in a single transaction, I have (i) a gross income of at least $45,000 and a net worth of at least $45,000 or (ii) a net worth of at least $150,000. For these purposes, “net worth” is the excess of total assets over total liabilities as determined in accordance with Generally Accepted Accounting Principles, exclusive of home, home furnishings, and automobiles.

(e)	I am purchasing the Notes for my own account.

(f)

I have such knowledge of, and experience in, financial and business matters as to be capable of (1) evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Notes and (2) protecting my interests in connection with that investment. I acknowledge that an investment in the Notes involves a high degree of risk and that I have read the “Risk Factors” section of the Prospectus, the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any other similarly titled sections in any documents incorporated by reference into the Prospectus and in any supplements to the Prospectus.

(g)

I understand that the Notes are, and will remain, illiquid. I have reviewed my financial condition and commitments and discussed those matters with advisors to the extent that I consider necessary. Based on that review, I am satisfied that (1) I have adequate means of providing for my financial needs without selling, transferring, or otherwise disposing of any the Notes and (2) I am capable of bearing the economic risk of (i) investing in the Notes for an indefinite period of time and (ii) the possible loss of all or part of my investment in the Notes.

(h)

I represent that neither myself nor any parent entity, subsidiary, affiliate, owner, equity holder, partner, indemnitor, or guarantor of mine, or any agent or other person or entity acting on my behalf: (1) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities (collectively, “Sanctions”); or (2) located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria.

(i)

I represent that I am conducting and have conducted, and any parent entity, subsidiary, affiliate, owner, equity holder, partner, indemnitor, or guarantor of mine, or any agent or other person or entity acting on my behalf, is conducting and has conducted our respective operations at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such person or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving such person or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(j)

I represent that either (1) I am not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each of clauses (i), (ii) and (iii), a “Plan”), or using the assets of a Plan to acquire or hold the Notes, or any interest therein, or (2) my purchase and holding of the Notes, or any interest therein, does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws. I understand that the Company and its affiliates are not acting, and will not act, as a fiduciary to any Plan with respect to the decision to purchase or hold the Notes, and are not undertaking to provide impartial investment advice or give advice in a fiduciary capacity with respect to the decision to purchase or hold the Notes.

(k)

I understand the Company will notify me prior to maturity of my Notes, and I will be required to provide the Company with confirmation that I would like funds returned and confirmation of the account details for payment of amounts owed at maturity. The Company will not be required to make such payment at maturity unless and until the Company receives such confirmation to its satisfaction. If an Account Confirmation Failure occurs and the Company elects not to make the required payment at maturity of such Notes, no Default or Event of Default shall occur or be deemed to occur as a result thereof, interest will cease to accrue on such Notes on the stated maturity of such Notes, and the Company will set aside an amount sufficient to pay all amounts due at the stated maturity of such Notes for one year (or such longer period as required by relevant state escheat laws). Following the end of such one-year period following the stated maturity of such Notes while an Account Confirmation Failure persists, the Company will no longer be required to make such payment and I shall have forfeited my rights to payment of such amounts.

(l)

I understand that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings set out in this Subscription Agreement in order to determine my suitability to acquire the Notes.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant.

11. Miscellaneous Provisions

(a)

The representations, warranties, and agreements of the undersigned and the Company made in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the delivery of the Notes.

(b)

This Subscription Agreement and all disputes or controversies arising out of or relating to this Subscription Agreement, or the transactions contemplated hereby, shall be governed by the internal laws of the State of New York.

(c)

EACH OF THE PARTIES TO THIS SUBSCRIPTION AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)

This Subscription Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Subscription Agreement by telecopier, facsimile, or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Subscription Agreement or any document to be signed in connection with this Subscription Agreement shall be deemed to include electronic signatures, deliveries, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e)

In case any provision in this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)

As between the Company and you, as an investor, this Subscription Agreement, in conjunction with the Indenture, the Intercreditor Agreement, any security documentation, and the Notes, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter hereof and thereof, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors, and permitted assigns.

12. Investor Signatures

Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and expedite business transactions. The Electronic Signatures in Global and National Commerce Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time. You and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes your signature, acceptance, and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature, and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations, and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery, or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including, but not limited to, such communications being diverted to the recipient’s spam filters by the recipient’s email service provider, due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including, but not limited to, postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you and, if you desire physical documents, then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement, as well as ongoing disclosures, communications, and notices

[Signature Pages Follow]

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Signature of Individual/Trustee/Beneficial Owner/Custodian	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

FIRM ACKNOWLEDGMENT:

Signature - Firm Principal	Date

Printed Name

Signature - Authorized Representative	Date

Printed Name

SUBSCRIPTION ACCEPTED:

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company
By:
Name:
Title:	Date:

Addendum A

BAD ACTOR ADDENDUM

The undersigned investor (the “Investor”), in connection with the Investor’s subscription (the “Subscription”) for the Senior Subordinated Junior Lien Notes of Phoenix Energy One, LLC, a Delaware limited liability company (the “Company”), dated as of __________________________ (the “Subscription Date”), and as a material inducement for the Company to accept such Subscription, hereby represents, warrants, and covenants to the Company as follows:

(1)	Representations and Warranties.

(i)	The Investor has not been convicted, within 10 years before the Subscription Date, of any felony or misdemeanor:

(A)	in connection with the purchase or sale of any security;

(B)	involving the making of any false filing with the U.S. Securities Exchange Commission (the “SEC”); or

(C)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

(ii)

The Investor is not subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years before the Subscription Date, that, at such time, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A)	in connection with the purchase or sale of any security;

(B)	involving the making of any false filing with the SEC; or

(C)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

(iii)

The Investor is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	as of the Subscription Date, bars the Investor from:

(1)	association with an entity regulated by such commission, authority, agency, or officer;

(2)	engaging in the business of securities, insurance, or banking; or

(3)	engaging in savings association or credit union activities; or

(B)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within 10 years before the Subscription Date.

(iv)

The Investor is not subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 203(e) or (f) of the U.S. Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), that, as of the Subscription Date:

(A)	suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer, or investment adviser;

(B)	places limitations on the activities, functions, or operations of the Investor; or

(C)	bars the Investor from being associated with any entity or from participating in the offering of any penny stock.

(v)

The Investor is not subject to any order of the SEC entered within five years before the Subscription Date that, as of the Subscription Date, orders the Investor to cease and desist from committing or causing a violation or future violation of:

(A)

any scienter-based anti-fraud provision of the federal securities laws, including, without limitation, Section 17(a)(1) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 10(b) of the Exchange Act, Rule 10b-5 promulgated under the Exchange Act, Section 15(c)(1) of the Exchange Act, and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act.

(vi)

The Investor is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(vii)

The Investor has not filed (as a registrant or issuer), or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years before the Subscription Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the Subscription Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(viii)

The Investor is not subject to a United States Postal Service false representation order entered within five years before the Subscription Date, or is, as of the Subscription Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(2)	Covenants.

(i)

The Investor shall immediately notify the Company in writing if the Investor becomes subject to any of the events set forth in Section 1 of this Bad Actor Addendum (a “Disqualification Event”) following the Subscription Date. Such notice shall be referred to as a “Bad Act Notice” and shall set forth in sufficient detail the nature of the Disqualification Event to which the Investor has become subject and the date of the Disqualification Event’s occurrence.

(ii)	The Investor agrees to execute, make, acknowledge, and deliver such other instruments, agreements, and documents as may be required to fulfill the purposes of this Bad Actor Addendum.

IN WITNESS WHEREOF, the undersigned Investor has executed this Bad Actor Addendum as of the date stated above.

If Investor is an Entity:		If Investor is a Natural Person:

(Print Entity Name)		(Investor Printed Name)

By:
(Investor Signature)

Name:
(Joint Investor / Co-trustee signature, if required)

Title:
(Joint Investor/ Co-trustee printed name, if required

ACCEPTED BY:

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company

By:
Name:
Title:	Date: